                                                                     EXHIBIT 5.1

                               February 29, 2000

The Board of Directors of
Comdisco, Inc.
6111 North River Road
Rosemont, Illinois  60018

Re:  Issuance of up to $500 Million in Medium Term Notes, Series I of Comdisco,
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     Inc.
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Ladies and Gentlemen:

     Reference is made to the form of the Registration Statement on Form S-3 (File No. 333-87725, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Comdisco, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to $1,500,000,000 in aggregate principal amount of Debt Securities of the Company (the "Debt Securities") and Common Stock as may be issuable from time to time upon conversion or exchange of Debt Securities to the extent such Debt Securities are, by their terms, convertible or exchangeable for Debt Securities pursuant to Rule 415 under the Act for issuance from time to time. This opinion is being furnished to you for filing on a Current Report on Form 8-K which will be incorporated by reference as a supplemental exhibit to the Registration Statement.

     I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issue and sale of up to $500 million in aggregate principal amount of Medium Term Notes, Series I to be offered by the Company as Debt Securities under the Registration Statement (the "Notes") and I have examined the originals, or copies, certified or otherwise identified, of corporate records of the Company, certificates of public officials and the representatives of the Company, statutes and other documents and instruments, as the basis for the opinion hereinafter expressed. I have also examined the executed Indenture dated September 15, 1999 between the Company and SunTrust Bank, as Trustee, under which the Notes are to be issued (the "Indenture") and the form of Distribution Agreement by and among the Company, and certain Agents pursuant to which the Notes will be distributed (the "Distribution Agreement"), the forms of each of which have been filed as exhibits to the Registration Statement. I am also familiar with the form of Prospectus Supplement and Prospectus relating to the Notes and their offering by the Company, each dated February 29, 2000 and to be filed with the Commission on or about March 2, 2000. I am also familiar with the proposed opinion of legal counsel qualified to practice in New York concerning the validity, legality and binding effect of the Notes under New York law, upon which I will rely

Comdisco, Inc.
February 29, 2000
Page 2

in delivering my opinion pursuant to the Distribution Agreement and upon which opinion I am relying in connection with this opinion.

     Based upon the foregoing examination, and in reliance thereon, I am of the opinion that, subject to the terms of the Notes being otherwise in compliance with applicable law, the Notes, when duly authorized, executed, authenticated and delivered in the form contemplated by the Indenture and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company, and any legally required consents, approvals, authorizations and other orders of the Commission or any other judicial or regulatory authorities required to be obtained, against payment therefor as described in the Registration Statement, will be legally issued and will be binding obligations of the Company, entitled to the benefits of the Indenture.

     The foregoing opinion is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) with respect to the enforceability of any agreement to general principles of equity (regardless of whether such enforceability is considered in an action at law or in equity).

     I am qualified to practice law in the State of Illinois and do not purport to be an expert on, or to express any opinion herein concerning any law other than the laws of the State of Illinois, the corporation laws of the State of Delaware, and the federal laws of the United States. Without limiting the generality of the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois or the corporate law of Delaware.

     I hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K to be incorporated by reference as a supplemental exhibit to the Registration Statement.

                               Very truly yours,



                               /s/ Jeremiah M. Fitzgerald
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                               Jeremiah M. Fitzgerald
                               Vice President and
                               Chief Legal Officer